Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to us under the caption “Change in Registrant’s Certifying Accountant” in this Annual Report on Form 20-F of Blue Gold Limited.

Lao Professionals

By:	/s/ Lateef Awojobi

Lagos, Nigeria
April 28, 2026